                                                                Exhibit 10(a)


                               CONSENT OF COUNSEL
               Warburg, Pincus U.S. Core Fixed Income Fund, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-60673, Investment Company Act File No. 811-08917) of Warburg, Pincus U.S. Core Fixed Income Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                             /s/ Willkie Farr & Gallagher
                                             ---------------------------
                                                 Willkie Farr & Gallagher


New York, New York
October 23, 1998